Exhibit 99.1

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102
CONTACTS:
Investor Relations	Media Relations
Carlotta Chan	Marijke Shugrue
973-430-6565	908-531-4253
Carlotta.Chan@pseg.com	Marijke.Shugrue@pseg.com

PSEG DECLARES REGULAR QUARTERLY DIVIDEND

FOR FOURTH QUARTER OF 2021

PSEG Board Provides Updated Flexibility on Implementation Timing for

$500 Million Share Repurchase Program

(November 16, 2021 – Newark, NJ) The Board of Directors of Public Service Enterprise Group (NYSE:PEG) today declared a $0.51 per share dividend on the outstanding common stock of the company for the fourth quarter of 2021.

All dividends for the fourth quarter are payable on or before December 31, 2021, to shareholders of record on December 9, 2021.

Additionally, in connection with the company’s investor conference held in late September 2021, the company announced a $500 million share repurchase program to be implemented upon the close of the Fossil sale. Today, the Board authorized senior management to implement the share repurchase program at such time as senior management deemed appropriate in its discretion, whether before or after the closing of the Fossil sale. Transactions that comprise the Fossil sale, which are not cross-conditioned between the two transaction agreements and may be completed independently, are expected to be completed late in the fourth quarter of 2021 or the first quarter of 2022.

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Forward-Looking Statement

The statements contained in this press release that are not purely historical are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission (SEC), and available on our website: https://investor.pseg.com. All of the forward-looking statements made in this press release are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this press release apply only as of the date hereof. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com.

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